                                                                    Exhibit 99.1

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1997
                                  (UNAUDITED)

  The unaudited pro forma financial statements presented below are derived from the historical consolidated financial statements of Qwest Communications International Inc. (the "Company"), SuperNet, Inc., a Colorado Corporation ("SuperNet"), and Phoenix Network, Inc., a Delaware Corporation ("Phoenix"). The unaudited pro forma balance sheet as of September 30, 1997 gives pro forma effect to: (i) the acquisition by the Company of all issued and outstanding shares of capital stock, and capital stock issued at the closing of the acquisition in October 1997, of SuperNet; (ii) the proposed acquisition by the Company of all the issued and outstanding shares of capital stock of Phoenix (collectively the "acquisitions"); and (iii) the issuance of $555,890,000 aggregate principal amount at maturity of 9.47% Senior Discount Notes (the "9.47% Notes") as if the acquisitions and the issuance of the 9.47% Notes had occurred on September 30, 1997, and as adjusted to reflect the issuance of $450,505,000 aggregate principal amount at maturity of 8.29% Senior Discount Notes (the "Notes") as if the issuance of the Notes had occurred on September 30, 1997. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 give pro forma effect to the acquisitions as if they had occurred on January 1, 1996. There are no pro forma operating statement effects of the 9.47% Notes or the Notes since they have been issued to fund the future construction and activation of the Qwest Network. Further, primarily all interest expense attributable to these notes will be capitalized as a cost of constructing the Qwest Network.

  The unaudited pro forma financial statements give effect to the acquisitions described above under the purchase method of accounting and are based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements presented on the following pages. The allocations of the total purchase price for the acquisitions presented are based on preliminary estimates and are subject to final allocation adjustments.

  The unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial condition would have actually been or what operations would be if the transactions that give rise to the pro forma adjustments had occurred on the dates assumed.

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                        PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                        HISTORICAL
                            -----------------------------------  PRO FORMA      PRO FORMA   PRO FORMA AS
                               QWEST     SUPERNET     PHOENIX   ADJUSTMENTS     COMBINED    ADJUSTED(16)
                            ----------- ----------- ----------- -----------    -----------  ------------
                            (UNAUDITED) (UNAUDITED) (UNAUDITED)                (UNAUDITED)  (UNAUDITED)
 ASSETS
 Current assets:
  Cash and cash
   equivalents...........    $186,731         38        1,068     (20,100)(3)  $  510,337    $  809,537
                                                                  342,600 (5)
  Accounts receivable,
   net...................      64,719        626       12,165                      77,510        77,510
  Costs and estimated
   earnings in excess of
   billings..............     164,986        --           --                      164,986       164,986
  Deferred commissions...                                 475        (475)(9)         --            --
  Deferred income tax
   asset.................         --         325          --         (325)(6)         --            --
  Notes and other
   receivables...........      14,936        --           --                       14,936        14,936
  Other current assets...       7,063        116          476                       7,655         7,655
                             --------     ------      -------     -------      ----------    ----------
  Total current assets...     438,435      1,105       14,184     321,700         775,424     1,074,624
 Property and equipment,
  net....................     444,816      2,928        6,228                     453,972       453,972
 Deferred commissions....                                 145        (145)(9)         --            --
 Customer acquisition
  costs, net.............                               1,608                       1,608         1,608
 Deferred income tax
  asset..................       8,902        --           --                        8,902         8,902
 Notes and other
  receivables............         115        --           --                          115           115
 Intangible and other
  long-term assets, net..      16,210        --        18,800      19,574 (6)      77,368        78,168
                                                                   15,385 (7)
                                                                    7,399 (8)
                             --------     ------      -------     -------      ----------    ----------
  Total assets...........    $908,478      4,033       40,965     363,913      $1,317,389    $1,617,389
                             ========     ======      =======     =======      ==========    ==========
 LIABILITIES AND
  STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable and
   accrued expenses......    $178,676      1,315       17,208         500 (4)  $  197,699       197,699
  Bank line of credit....         --         600        4,678                       5,278         5,278
  Deferred revenue.......       4,044        462                                    4,506         4,506
  Billings in excess of
   costs and estimated
   earnings..............      12,440                                              12,440        12,440
  Deferred income tax
   liability.............       6,432                                               6,432         6,432
  Current portion of
   long-term debt........      15,782        306          840                      16,928        16,928
                             --------     ------      -------     -------      ----------    ----------
  Total current
   liabilities...........     217,374      2,683       22,726         500         243,283       243,283
 Long-term debt..........     268,946        454        1,704     349,999 (5)     621,103       921,103
 Deferred income tax
  liability..............         --          45          --                           45            45
 Other liabilities.......      53,307        --           --        4,000 (4)      57,307        57,307
                             --------     ------      -------     -------      ----------    ----------
  Total liabilities......     539,627      3,182       24,430     354,499         921,738     1,221,738
                             --------     ------      -------     -------      ----------    ----------
 Stockholders' equity:
  Preferred stock........         --         --           --                          --            --
  Common stock...........       1,033          1           30           5 (4)       1,038         1,038
                                                                       (1)(10)
                                                                      (30)(11)
 Additional paid-in
  capital................     412,005      4,514       52,218      26,795 (4)     438,800       438,800
                                                                   (4,514)(10)
                                                                  (52,218)(11)
 Treasury stock..........                                  (2)          2 (11)
 Accumulated deficit.....     (44,187)    (3,664)     (35,711)      3,664 (10)    (44,187)      (44,187)
                                                                   35,711 (11)
                             --------     ------      -------     -------      ----------    ----------
  Total stockholders'
   equity................     368,851        851       16,535       9,414         395,651       395,651
                             --------     ------      -------     -------      ----------    ----------
 Commitments and
  contingencies
  Total liabilities and
   stockholders' equity..    $908,478      4,033       40,965     363,913      $1,317,389    $1,617,389
                             ========     ======      =======     =======      ==========    ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                      HISTORICAL
                          -----------------------------------  PRO FORMA      PRO FORMA
                             QWEST     SUPERNET     PHOENIX   ADJUSTMENTS     COMBINED
                          ----------- ----------- ----------- -----------    -----------
                          (UNAUDITED) (UNAUDITED) (UNAUDITED)                (UNAUDITED)
Revenue:
  Carrier services......   $ 39,062        --          --                     $ 39,062
  Commercial services...     38,033      5,128      59,932                     103,093
                           --------      -----      ------      ------        --------
                             77,095      5,128      59,932                     142,155
  Network construction
   services.............    413,226        --          --                      413,226
                           --------      -----      ------      ------        --------
                            490,321      5,128      59,932                     555,381
                           --------      -----      ------      ------        --------
Operating expenses:
  Telecommunications
   services.............     65,310      2,624      43,942                     111,876
  Network construction
   services.............    282,472        --          --                      282,472
  Selling, general and
   administrative.......     59,987      1,950      20,010        (765)(9)      81,182
  Growth share and stock
   option plans.........     69,320        341         --                       69,661
  Depreciation and amor-
   tization.............     13,114        586       2,961       2,936 (12)     20,404
                                                                   807 (13)
                           --------      -----      ------      ------        --------
                            490,203      5,501      66,913       2,978         565,595
                           --------      -----      ------      ------        --------
Income (loss) from oper-
 ations.................        118       (373)     (6,981)     (2,978)        (10,214)
Other (expense) income:
  Gain on sale of
   contract rights......      9,296        --          --                        9,296
  Interest expense,
   net..................     (2,974)       (98)       (797)       (210)(14)     (4,079)
  Other (expense) in-
   come, net............     (1,986)       --          --                       (1,986)
                           --------      -----      ------      ------        --------
  Income (loss) before
   income tax expense
   (benefit)............      4,454       (471)     (7,778)     (3,188)         (6,983)
Income tax expense (ben-
 efit)..................      2,191         (3)        --          222 (15)      2,410
                           --------      -----      ------      ------        --------
    Net income (loss)...   $  2,263       (468)     (7,778)     (3,410)       $ (9,393)
                           ========      =====      ======      ======        ========
Net income (loss) per
 share..................   $   0.02                                           $  (0.10)
                           ========                                           ========

  See accompanying notes to unaudited pro forma combined financial statements.

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED DECEMBER 31, 1996
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                     HISTORICAL
                         -----------------------------------  PRO FORMA      PRO FORMA
                            QWEST     SUPERNET     PHOENIX   ADJUSTMENTS     COMBINED
                         ----------- ----------- ----------- -----------    -----------
                         (UNAUDITED) (UNAUDITED) (UNAUDITED)                (UNAUDITED)
Revenue:
  Carrier services......  $ 57,573        --           --                    $ 57,573
  Commercial services...    34,265      5,542       99,307                    139,114
                          --------     ------      -------     ------        --------
                            91,838      5,542       99,307                    196,687
  Network construction
   services.............   139,158        --           --                     139,158
                          --------     ------      -------     ------        --------
                           230,996      5,542       99,307                    335,845
                          --------     ------      -------     ------        --------
Operating expenses:
  Telecommunications
   services.............    80,368      2,994       73,439                    156,801
  Network construction
   services.............    87,542        --           --                      87,542
  Selling, general and
   administrative.......    45,755      2,011       33,817     (1,718)(9)      79,865
  Growth share and stock
   option plans.........    13,100      3,500          --                      16,600
  Depreciation and
   amortization.........    16,245        563        4,358      3,915 (12)     26,272
                                                                1,191 (13)
                          --------     ------      -------     ------        --------
                           243,010      9,068      111,614      3,388         367,080
                          --------     ------      -------     ------        --------
Loss from operations....   (12,014)    (3,526)     (12,307)    (3,388)        (31,235)
Other (expense) income:
  Gain on sale of
   telecommunications
   service agreements...     6,126        --           --                       6,126
  Interest expense,
   net..................    (4,373)       (84)        (541)      (280)(14)     (5,278)
  Other (expense)
   income, net..........        60        --             4                         64
                          --------     ------      -------     ------        --------
    Loss before income
     tax benefit........   (10,201)    (3,610)     (12,844)    (3,668)        (30,323)
Income tax expense
 (benefit)..............    (3,234)      (191)         --         799 (15)     (2,626)
                          --------     ------      -------     ------        --------
    Net loss............  $ (6,967)    (3,419)     (12,844)    (4,467)       $(27,697)
                          ========     ======      =======     ======        ========
Net loss per share......  $  (0.08)                                          $  (0.31)
                          ========                                           ========

  See accompanying notes to unaudited pro forma combined financial statements.

                   QWEST COMMUNICATIONS INTERNATIONAL, INC.

               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1997
                                  (UNAUDITED)

  (1) On September 30, 1997, the Company entered into a Stock Purchase Agreement with NEWSUPERNET, a Colorado nonprofit corporation and the sole shareholder of SuperNet, for all the issued and outstanding shares of capital stock, and capital stock issued at the closing of the acquisition of SuperNet. For accounting purposes the acquisition will be accounted for using the purchase method of accounting. The fair value of the cash consideration will be allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities. The estimated fair values of the assets and liabilities acquired, as reflected in the accompanying unaudited pro forma financial statements, is based upon information available at the date of preparation of these unaudited pro forma financial statements, and will be adjusted upon the final determination of such fair values.

  (2) In January 1998 the Company, its newly-formed wholly owned subsidiary Qwest 1997-5 Acquisition Corp. ("Qwest Subsidiary"), and Phoenix entered into the Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Qwest Subsidiary will merge with and into Phoenix (the "Merger"), with Phoenix being the surviving corporation of the Merger. Immediately prior to the Merger, each outstanding share of Phoenix Series I Stock will be converted into shares of Phoenix Common Stock. In the Merger, each outstanding share of Phoenix Common Stock (including shares of Phoenix Common Stock issued upon conversion of the Phoenix Series I Stock) will be acquired for that many shares of Qwest Common Stock having an aggregate market value equal to $28.5 million, reduced by certain adjustments and limitations to $26.8 million ("Common Stock Consideration"), and future payments of $4 million. The proposed acquisition is subject to certain closing conditions that include requisite shareholder approval.

  For accounting purposes the proposed acquisition will be accounted for using the purchase method of accounting. The fair value of the consideration will be allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities. The estimated fair values of the assets and liabilities acquired, as reflected in the accompanying unaudited pro forma financial statements, is based upon information available at the date of preparation of these unaudited pro forma financial statements, and will be adjusted upon the final determination of such fair values.

  (3) Represents the purchase by the Company of SuperNet's outstanding capital stock and capital stock issued at the closing of the acquisition and the incurrence of related transaction costs. Additional information regarding the aggregate purchase price is set forth below (amounts in thousands):

   Cash consideration paid for all the issued and outstanding capital stock of SuperNet.................................................  $15,900
   Cash consideration paid for the capital stock issued at the closing
    of the acquisition................................................    4,100
   Estimated direct costs of the acquisition..........................      100
                                                                        -------
   Aggregate purchase price to be allocated to net assets acquired....  $20,100
                                                                        =======

                   QWEST COMMUNICATIONS INTERNATIONAL, INC.

                              SEPTEMBER 30, 1997
                                  (UNAUDITED)

  (4) Represents the purchase by the Company of Phoenix's outstanding capital stock and the incurrence of related transaction costs. Additional information regarding the aggregate purchase price is set forth below (amounts in thousands):

   Aggregate value of the Common Stock Consideration................... $26,800
   Future payments.....................................................   4,000
   Estimated direct costs of the acquisition...........................     500
                                                                        -------
   Aggregate purchase price to be allocated to net assets acquired..... $31,300
                                                                        =======

  (5) Represents the issuance of the 9.47% Notes. The 9.47% Notes were issued at a price of 62.962% of their principal amount at maturity, representing a yield to maturity of 9.47% and yielding gross proceeds to the Company of approximately $350 million. The 9.47% will mature on October 15, 2007.

  (6) Represents the increase to SuperNet's intangible assets to reflect the preliminary allocation of the purchase price. The increase to SuperNet's intangible assets represents the excess of the purchase price over the identifiable net tangible assets of SuperNet and the establishment of a valuation allowance for SuperNet's deferred tax assets. Such intangible assets are assumed to be primarily associated with the customer base, trademarks, and goodwill of SuperNet, and, for pro forma purposes, have been amortized over an assumed weighted average life of five years. The actual purchase price allocation that will be made may differ from such assumptions, and the actual lives assigned to the intangible assets may differ from the assumed weighted average life used in preparing the pro forma financial statements.

  (7) Represents the increase to Phoenix's intangible assets to reflect the preliminary allocation of the purchase price. Such intangible assets are assumed to be primarily associated with the customer base, trademarks, and goodwill of Phoenix, and, for pro forma purposes, have been amortized over an assumed weighted average useful life of fifteen years. The actual purchase price allocation that will be made may differ from such assumptions, and the actual useful lives assigned to the intangible assets may differ from the assumed weighted average useful life used in preparing the pro forma financial statements.

  (8) Represents deferred issuance costs related to the 9.47% Notes.

  (9) Represents the reduction to deferred commissions and the associated amortization to selling, general and administrative expenses to conform with the Company's policy to expense sales commissions as incurred. Phoenix had capitalized certain sales commissions, all of which had been incurred prior to 1996.

  (10) Represents the elimination of the historical equity of SuperNet.

  (11) Represents the elimination of the historical equity of Phoenix.

  (12) Represents the amortization of the intangible assets that results from the preliminary SuperNet purchase price allocation. Such amortization is calculated using an estimated weighted average life of five years. See note 6.

                   QWEST COMMUNICATIONS INTERNATIONAL, INC.

               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1997
                                  (UNAUDITED)

  (13) Represents the amortization of the intangible assets that results from the preliminary Phoenix purchase price allocation. Such amortization is calculated using an estimated weighted average useful life of 15 years. See note 7.

  (14) Represents interest expense on the future payments related to the Phoenix acquisition at 7% per annum.

  (15) Represents the assumed income tax effect of the pro forma adjustment relating to interest expense and deferred commissions. The other pro forma adjustments are not expected to have an income tax impact because substantially all of the excess purchase price has been assumed to be goodwill.

  (16) Represents the issuance of the Notes. The Notes were issued at a price of 66.592% of their principal amount at maturity, representing a yield to maturity of 8.29% and yielding gross proceeds to the Company of approximately $300 million. The Notes will mature on February 1, 2008. Offering costs of approximately $800,000 are included in intangible and other long-term assets.

  (17) Transactions among the Company, SuperNet and Phoenix are not significant.